As filed with the Securities and Exchange Commission on November 23, 2010

Registration No. 333-53490

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GYMBOREE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Howard Street

San Francisco, California 94105

(415) 278-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mathew K. McCauley

Chief Executive Officer

The Gymboree Corporation

San Francisco, California 94105

(415) 278-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Newcomb Stillwell, Esq.

Jonathan Grandon, Esq.

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Phone: (617) 951-7000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Gymboree Corporation, a Delaware corporation (the “Company”), filed a registration statement on Form S-3 with the Securities and Exchange Commission on January 10, 2001 (the “Registration Statement”) to register 3,198,670 shares of common stock, par value $0.001 per share (the “Common Stock”). On November 23, 2010, pursuant to that certain Agreement and Plan of Merger, dated October 11, 2010 (the “Merger Agreement”), by and among the Company, Giraffe Holding, Inc., a Delaware corporation (“Parent”), and Giraffe Acquisition Corporation, a Delaware corporation, the Company became an indirect wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed to deregister, as of the effectiveness of this post-effective amendment, all unsold shares of Common Stock, the sale of which was registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of November, 2010.

THE GYMBOREE CORPORATION

/S/ MATTHEW K. MCCAULEY
By:	Matthew K. McCauley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of November, 2010.

Signature	Title

/S/ MATTHEW K. MCCAULEY	Chief Executive Officer and Chairman of the Board
Matthew K. McCauley	(Principal Executive Officer)

/S/ JEFFREY P. HARRIS	Chief Financial Officer
Jeffrey P. Harris	(Principal Financial Officer)

/S/ LYNDA G. GUSTAFSON	Vice President, Corporate Controller
Lynda G. Gustafson	(Principal Accounting Officer)

/S/ JOSHUA BEKENSTEIN	Director
Joshua Bekenstein

/S/ JORDAN HITCH	Director
Jordan Hitch